                                                                  EXHIBIT 10.13

                              AMENDED AND RESTATED
                      EMPLOYMENT AND CONSULTING AGREEMENT


                 AMENDED AND RESTATED EMPLOYMENT AND CONSULTING AGREEMENT, dated as of October 17, 1995, by and between U.S. Home Corporation (the "Company"), and Robert J. Strudler (the "Executive").

                 WHEREAS, the Company and the Executive are parties to an Employment and Consulting Agreement, dated May 12, 1986, as amended by (i) the First Amendment to Employment and Consulting Agreement, dated February 8, 1990,
(ii) the Second Amendment to Employment and Consulting Agreement, dated December 6, 1990, and (iii) the Third Amendment to Employment and Consulting Agreement, dated May 25, 1993 (collectively, the "Agreement").

                 WHEREAS, the Company and the Executive desire to amend and restate the Agreement as hereinafter provided.

                 WHEREAS, Section 7(c) of the Agreement permits such amendment by written agreement of both parties.

                 NOW, THEREFORE, the Company and the Executive agree to amend and restate the Agreement as follows:

        1. Employment and Duties. The Company shall employ the Executive, and the Executive shall be employed by the Company, as Chairman and Co-Chief Executive Officer, at the Company's headquarters in Houston, Texas (or such other location as shall be mutually satisfactory to the Executive and the Company) for the term of this Agreement. In these capacities, the Executive shall devote substantially all of his business time and energies to the business of the Company and shall perform such services as shall from time to time be assigned to him by the Board of Directors of the Company.

        2. Term. The term of the Executive's employment hereunder shall continue until June 20, 1999; provided, however, that, unless either party otherwise elects by notice in writing delivered to the other at least 90 days prior to June 20, 1999, or any subsequent anniversary of June 20, 1999, such term shall be automatically renewed for successive one-year terms unless sooner terminated by the Executive's voluntary resignation or otherwise terminated pursuant to the terms of this Agreement (the "Employment Term").



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

        3.       Compensation and Benefits

                 (a). Compensation. During each calendar year of the Employment Term, the Company shall pay the Executive: (i) a base salary at a rate of $425,000 per year (the "Base Salary"), payable in substantially equal biweekly installments, and (ii) any cash bonus to which he is entitled pursuant to the provisions of Appendix A hereto, payable as promptly as practicable after the end of each such calendar year, but in any event by April 15 of the following year. Notwithstanding the foregoing, if the Executive's applicable employee remuneration (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")) for any taxable year would exceed the higher of $1 million or the maximum amount deductible by the Company under
Section 162(m) for such taxable year, the amount otherwise payable shall be reduced to the higher of $1 million or the maximum amount deductible under
Section 162(m) and the excess shall be deferred until the expiration of the Employment Term and shall be payable in a cash lump sum on April 16 of the first year of the Consultation Period. The deferred compensation shall accrue interest at the same rate charged the Company from time to time under the Credit Agreement, dated as of September 29, 1995, among the Company, the First National Bank of Chicago, as agent, and certain lenders named therein, as amended, restated, supplemented or otherwise modified from time to time, or any successor facility. The Executive's Base Salary and bonus shall be reviewed at least annually by the Board of Directors of the Company, or pursuant to its delegation, and (i) at a minimum, the Board shall increase the Base Salary annually commencing with the 1996 calendar year by an amount determined by multiplying the current Base Salary by the percentage increase in the Consumer Price Index -- U.S. City Average published by the Bureau of Labor Statistics of the United States Department of Labor (or if that Index is no longer published by any substantially equivalent successor thereto) (the "Consumer Price Index") in the preceding calendar year, and (ii) the Board may increase the bonus from time to time.

                 (b).      Stock Options.  On October 17, 1995, the
Executive was granted an option (the "Option") to purchase 50,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), pursuant to the Company's 1993 Employee's Stock Option Plan. Such Option shall be an "incentive stock option" within the meaning of Section 422 of the Code to the extent permitted by Section 422(d) of the Code; to the extent not permitted by
Section 422(d), the remaining portion of the Option shall be a nonqualified stock option. The Option shall be for a term of ten years from, and shall be exercisable immediately at the fair market value of the Common Stock on, the date of grant.

                 (c).      Retirement Benefit.

                           (i).  In consideration of the Executive's past
services to the Company, the Executive shall be entitled to a retirement benefit, payable monthly for his life, in an amount equal to 50 percent of his highest monthly Base Salary during the Employment Term. Such payments shall commence on the first day of the month coincident with or next following the later of the Executive's attainment of age 58 or the end of the Employment Term (the "Commencement Date"); provided, however, that if the Employment Term terminates prior to his attainment of age 58, the Executive may elect by written notice to the Company to have such payments commence on the first day of any month after such termination of employment (the "Early Commencement Date") in a monthly amount equal to the monthly amount that the Executive would have received at the Commencement Date, reduced by one-third of one percent (.33%) per month for each month by which the

Early Commencement Date precedes the Commencement Date. The amount of each payment hereunder shall be increased on each January 1 following the Early Commencement Date or Commencement Date, as applicable, by an amount determined by multiplying the amount of each monthly payment made in the preceding year by the percentage increase, if any, in the cost of living from the preceding January 1, as reflected by the Consumer Price Index. The Executive's election to have his retirement benefit payments commence on the Early Commencement Date shall not affect the Company's obligation to pay consulting fees to the Executive in accordance with Section 4 hereof.

                The retirement benefit shall be an unconditional, but unsecured, general credit obligation of the Company to the Executive, and nothing contained in this Agreement, and no action taken pursuant to it, shall create or be construed to create a trust of any kind between the Company and the Executive. The Executive shall have no right, title or interest whatever in or to any investments which the Company may make (including, but not limited to, an insurance policy on the life of the Executive) to aid it in meeting its obligations hereunder.





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

                           (ii)  From time to time, the Company shall make such
contributions to the trust established under the Trust Agreement dated as of December 18, 1986 (the "1986 Trust") between the Company, as grantor, and William E. Reichard, as successor trustee, to provide a sufficient reserve for the discharge of its obligation to pay the retirement benefit to the Executive as provided in clause (i) of this Section 3(c) and clauses (ii) and (iii) of
Section 5(a) hereof.


                 (d) Expense Reimbursement. The Company shall promptly pay, or reimburse the Executive for, all ordinary and necessary business expenses incurred by him in the performance of his duties hereunder, provided that the Executive properly accounts for them in accordance with Company policy.

                 (e)      Other Benefit Plans, Fringe Benefits, and Vacations.

                           (i)   The Executive shall be eligible to participate

in each of the Company's present employee benefit plans, policies or arrangements and any such plans, policies or arrangements that the Company may maintain or establish during the Employment Term and receive all fringe benefits and vacations for which his position makes him eligible in accordance with the


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

Company's usual policies and the terms and provisions of such plans, policies or arrangements.

                           (ii)   The Company shall not terminate or change,
in such a way as to adversely affect the Executive's rights or reduce his benefits, any employee benefit plan, policy or arrangement now in effect or which may hereafter be established and in which the Executive is eligible to participate, including, without limitation, the Company's profit sharing, life insurance, disability and stock option plans, unless a plan, policy or arrangement providing the Executive with at least equivalent rights and benefits has been established.

                         (iii)    From and after the last day of the Employment
Term, the Executive shall be entitled to participate in each of the Company's employee benefit plans, policies or arrangements which provide medical coverage and similar benefits to the Company's executive officers (the "Company Medical Plan") on the same basis as the Company's other executive officers. The Company shall bear the cost of medical coverage and benefits during the Consultation Period (as defined below); thereafter, the Executive shall bear such cost. After the Executive is eligible for Medicare and the Company becomes a secondary payor


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

(or its equivalent) pursuant to Medicare or other applicable law, the Company shall provide secondary medical coverage and benefits. If continued coverage under the Company Medical Plan is not possible under the terms of any insurance policy or applicable law following the Employment Term, the Company shall provide the Executive with coverage equivalent to that provided to the Company's other executive officers under a policy or arrangement acceptable to the Executive. In the event of the Executive's death before the end of the Consultation Period, the Company shall continue to provide such primary and secondary medical coverage, as applicable, and benefits to the Executive's spouse and dependents for the remainder of the Consultation Period on the same basis as provided to the Company's other executive officers.

                 4. Consultation Period. From and after the last day of the Employment Term and for a period of five years thereafter (the "Consultation Period"), the Executive shall serve as a consultant to the Company with respect to such business matters and at such times (not more than four days per month and not more than two consecutive days per week) as the Company may reasonably request within Harris County, Texas; provided, however, that if


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

the Consultant does not reside in Harris County, he may perform his consulting duties hereunder at his then place of residence and shall be required to come to Harris County not more than one day in each calendar month. During the Consultation Period, the Company shall pay the Executive (in addition to any other amounts to which he is entitled pursuant to this Agreement) a consulting fee, in substantially equal biweekly installments, at the rate of $139,854 per year increased by an amount determined by multiplying $139,854 by the percentage increase, if any, in the cost of living between January 1, 1995 and the January 1 immediately preceding the date of commencement of the Consultation Period, as reflected by the Consumer Price Index. The amount of the consulting fee shall be increased on each January 1 during the Consultation Period by an amount determined by multiplying the amount of the consulting fee paid in the preceding year by the percentage increase, if any, in the cost of living from the preceding January 1, as reflected by the Consumer Price Index. During the Consultation Period, the Executive shall be reimbursed up to an amount not to exceed $50,000 during each year of the Consultation Period for any expenses incurred by the Executive for (i) the maintenance of an office that shall be


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located other than at the Company's offices and (ii) secretarial assistance, such expenses to be billed and paid monthly. During the Consultation Period, the Executive shall not be required to undertake any assignment inconsistent with the dignity, importance and scope of his prior positions or with his physical and mental health at the time. It is expressly understood between the parties that during the Consultation Period, the Executive shall be an independent contractor and shall not be subject to the direction, control, or supervision of the Company. The provisions of Sections 5, 6 and 7 hereof shall continue to apply to the Executive during the Consultation Period.

                 5.       Termination.

                          (a)    Death and Disability.

                                  (i)   The Executive's employment hereunder
shall terminate upon his death or upon his becoming Totally Disabled. For purposes of this Agreement, the Executive shall be "Totally Disabled" if he is physically or mentally incapacitated so as to render him incapable of performing his usual and customary duties as an executive (for the Company or otherwise). The Executive's receipt of Social Security disability benefits shall be deemed conclusive evidence of Total Disability for


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purposes of this Agreement; provided, however, that in the absence of his receipt of such Social Security benefits, the Board of Directors of the Company may, in its sole discretion, but based upon appropriate medical evidence, determine that the Executive is Totally Disabled.

                             (ii)  In the event that the Executive is Totally
Disabled before his retirement benefit pursuant to Section 3(c) hereof has commenced to be distributed (whether or not he is in the employ of the Company at the time he is so Totally Disabled), such benefit shall commence to be distributed to him on the first day of the month next following his Total Disability, as if such payments had commenced at his Commencement Date.

                            (iii)  In the event of the Executive's death (while
Totally Disabled or otherwise) after his retirement benefit has commenced to be distributed pursuant to Section 3(c) hereof or subparagraph (ii) above, as applicable, the Company shall continue to pay such retirement benefit to his Beneficiary for her life. If the Executive's retirement benefit pursuant to
Section 3(c) hereof has not commenced to be distributed on the date of his death, such benefit shall commence to be distributed


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to his Beneficiary for her life on the first day of the month next following his date of death, as if such payments had commenced at his Commencement Date. For purposes of this Agreement, the Executive's "Beneficiary" shall be deemed to be his spouse; if his spouse predeceases him (or if he is not married at the time of his death), his Beneficiary shall be deemed to be his estate which shall receive, in lieu of the payments otherwise payable to the Executive's spouse hereunder, a lump sum cash payment equal to the actuarial present value (determined on the basis of a 6 percent per annum interest rate assumption and no decrement for mortality) of the payments that would have been made to a spouse for her life, assuming that such spouse was three years younger than the Executive on his date of death. If the Executive predeceases his spouse, upon her death, a lump sum cash payment equal to the amount of any cash and present value of all property (including any annuity contracts) owned by the 1986 Trust as of the date of the Executive's death shall be paid by the Company to his spouse's estate or any beneficiary or beneficiaries designated in her last will and testament as soon as practicable after such calculation is completed. The acturial present value of any annuity contracts shall be calculated by the




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insurance company that issued such contract or, if any such insurance company cannot supply such present value, by an enrolled actuary.

                          (b)      For Cause.  The Executive's employment
hereunder may be terminated for Cause. For purposes of this Agreement, the term "Cause" shall mean (i) the Executive's continuing willful failure to perform his duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness), (ii) gross negligence or malfeasance by the Executive in the performance of his duties hereunder, (iii) an act or acts on the Executive's part constituting a felony under the laws of the United States or any state thereof which results or was intended to result directly or indirectly in gain or personal enrichment by the Executive at the expense of the Company, or (iv) breach of the provisions of Section 6(b) hereof.

                          (c)      Without Cause.  If the Executive's
employment or his retention as a consultant hereunder is terminated without Cause, as soon as practicable (but not later than 30 days) after such termination, he shall receive a lump sum cash payment equal to the sum of: (i) an amount equal to his highest monthly Base Salary during the Employment Term prior to such termination



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

multiplied by the number of months remaining in the Employment Term (but by not less than thirty-six months if such termination occurs during the Employment
Term); (ii) if such termination occurs during the Employment Term, an amount equal to the bonuses paid pursuant to Section 3(a)(ii) hereof and Appendix A hereto or otherwise, whether or not deferred, in respect of the most recently completed three calendar years; (iii) an amount equal to the actuarial present value (determined on the basis of a 6 percent per annum interest rate assumption and no decrement for mortality) of the retirement benefit payments payable to him under Section 3(c), commencing on the Commencement Date (or, if such payments have commenced, such actuarial present value of the remaining payments); and (iv) an amount equal to the consulting fees due him under
Section 4 for the term or remainder of the Consultation Period.

                          (d)     Change in Control.

                                  (i)  If a Change in Control Event (as defined
in Appendix B hereto) occurs, the Executive shall (A) if he so elects by written notice to the Company within 360 days after such Change in Control Event, be entitled to terminate his employment, if not already terminated by the Company, and, in


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either event, receive the amounts set forth in paragraph (c) above (excluding the amount of the retirement benefit described in Section 5(c)(iii)) within the time period specified in subparagraph (iii) below, as if the Company had terminated his employment without Cause, and (B) if he so elects by written notice to the Company within 360 days after the occurrence of such Change in Control Event, cause the Company to purchase the Executive's principal residence at its fair market value. For purposes of this Agreement, such fair market value shall be determined by two independent real estate firms, one of which shall be selected by the Executive and one by the Company. If such real estate firms fail to agree on such fair market value, the two firms so selected shall select a third firm mutually acceptable to them and such third firm's determination of fair market value shall be binding for all purposes.

                                  (ii)  Notwithstanding anything to the
contrary herein, if the aggregate amounts payable pursuant to subparagraph (i) of paragraph (d) hereof would cause any payment under such subparagraph (i) to be subject to an excise tax as an "excess parachute payment" under Section 4999 of the Code, such aggregate amounts payable hereunder shall be reduced by the smallest amount





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

necessary to ensure that no payment hereunder shall be so treated under such
Section 4999. Prior to effecting such reduction, the Company shall give the Executive 30 days' written notice of the fact, amount and basis of such reduction, as well as a determination of the shortest period of time over which such aggregate amounts may be paid and not be treated as "excess parachute payments." The Executive shall then have 30 days within which to elect in writing to (A) receive a lump sum payment, reduced pursuant to the first sentence hereof, or (B) receive the aggregate amounts payable pursuant to subparagraph (i) hereof in annual installments over the time period set forth in the Company's notice. In making the determinations called for in this subparagraph (ii), the parties hereto shall rely conclusively on (1) the opinion of Hay-Huggins, or such other consulting firm as the Company shall designate (with the written consent of the Executive) within one year of the date hereof as to the amount of the Executive's compensation which constitutes "reasonable compensation" for purposes of Section 280G of the Code, and (2) the opinion of Kwasha Lipton, or such other actuarial firm as the Company shall designate (with the written consent of the Executive) within one year of the date




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hereof as to any present value calculations under Section 280G of the Code.
The Company shall bear all costs associated with obtaining such opinions.

                                 (iii)  The amounts payable pursuant to this
paragraph (d) shall be paid (or commence to be paid) to the Executive not later than 10 days after he notifies the Company under subparagraph (ii) above whether he wishes to receive such amounts in a lump sum or in installments or, if no notice is given by the Company under subparagraph (ii) above, within 30 days after the Executive gives notice to the Company under subparagraph (i) above.


                                 (iv)  In addition to all other rights granted
him under this paragraph (d), if a Control Change (as defined in paragraph (c) of Appendix B hereto) occurs, the Executive shall be entitled to elect to terminate his employment with the Company upon written notice to the Company, effective not more than 10 days after such election. In such event, (A) the Consultation Period shall commence immediately upon termination of employment and shall cease five years thereafter, (B) the Executive shall be entitled to elect at any time to have payment of his retirement benefit commence on the Early Commencement Date in an amount



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determined in accordance with the provisions of Section 3(c) hereof, and (C)
the Company shall promptly, but not later than 10 days after such election, transfer sufficient assets to the 1986 Trust so that the assets of the 1986 Trust are then sufficient to discharge the obligations for the consulting fees and retirement benefits due him in full.

                 6.       Covenants.

                          (a)  Confidentiality.  The Executive acknowledges
that he has acquired and will acquire confidential information respecting the business of the Company. Accordingly, the Executive agrees that, without the written consent of the Company as authorized by its Board of Directors, he will not, at any time, willfully disclose any such confidential information to any unauthorized third party with an intent that such disclosure will result in financial benefit to the Executive or to any person other than the Company.
For this purpose, information shall be considered confidential only if such information is uniquely proprietary to the Company and has not been made publicly available prior to its disclosure by the Executive.

                          (b)  Competitive Activity.  Until the end of the
Consultation Period, the Executive shall not, without the consent


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of the Board of Directors of the Company, directly or indirectly, knowingly engage or be interested in (as owner, partner, shareholder, employee, director, officer, agent, consultant or otherwise), with or without compensation, any business which (i) is in competition with any line of business being actively conducted by the Company or any of its affiliates or subsidiaries during the Employment Term or Consultation Period, or (ii) shall hire any person who was employed by the Company or any of its affiliates or subsidiaries within the six-month period preceding such hiring, except for any employee whose annual rate of compensation is not in excess of $55,000. Nothing herein, however, shall prohibit the Executive from acquiring or holding not more than one percent of any class of publicly traded securities of any such business.

                          (c)  Remedy for Breach.  The Executive
acknowledges that the provisions of this Section 6 are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to seek and obtain


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injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining the Executive from any actual or threatened breach of such covenants. Notwithstanding anything to the contrary herein, the provisions of this Section 6 shall cease to apply to the Executive if his employment hereunder terminates without Cause or following a Change in Control Event. In addition, in the event that the Executive breaches the provisions of this Section 6 during the Consultation Period, the Company's sole remedy shall be to terminate the Executive for Cause.

                 7.       Miscellaneous.

                          (a)   Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in that State.

                          (b)   Notices.  Any notice, consent or other
communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by United States registered or certified mail, return receipt requested, to the parties at the following


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addresses or at such other address as a party may specify by notice to the other.

                          To the Executive:
                          ----------------

                          11110 Greenbay
                          Houston, Texas  77024

                          To the Company:
                          --------------

                          U.S. Home Corporation
                          1800 West Loop South
                          Houston, Texas  77252

                          Attention:  Secretary

                          (c)  Entire Agreement; Amendment.  This Agreement
shall supersede any and all existing agreements between the Executive and the Company or any of its affiliates or subsidiaries relating to the terms of his employment. It may not be amended except by a written agreement signed by both parties.

                          (d)   Waiver.  The failure of a party to insist
upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                          (e)   Assignment.  Except as otherwise provided in
this paragraph, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs,


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

representatives, successors and assigns. This Agreement shall not be assignable by the Executive, and shall be assignable by the Company only to any corporation or other entity resulting from the reorganization, merger or consolidation of the Company with any other corporation or entity or any corporation or entity to which the Company may sell all or substantially all of its assets, and it must be so assigned by the Company to, and accepted as binding upon it by, such other corporation or entity in connection with any such reorganization, merger, consolidation or sale.

                          (f)  Litigation Costs.  In the event that the
Executive shall successfully prosecute a judicial proceeding to enforce any provision of this Agreement, in addition to any other relief awarded the Executive by the court in such action, the parties agree that the judgment rendered shall award the Executive all of his attorneys' fees, disbursements and other costs incurred by the Executive in prosecuting such suit.

                          (g)  Separability.  If any provision of this
Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is


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

inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Employment and Consulting Agreement and Appendices A and B thereto as evidence of their adoption this 17th day of October, 1995.



                                    U.S. HOME CORPORATION


                                    By
                                      ---------------------------------

                                        Name: Isaac Heimbinder
                                             --------------------------

                                        Title:  President, Co-Chief
                                                -----------------------
                                                Executive Officer and
                                                -----------------------
                                                Chief Operating Officer
                                                -----------------------



                                    EXECUTIVE:


                                    -----------------------------------
                                    Name:  Robert J. Strudler




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
                                   Appendix A

                 This Appendix A is attached to and shall form a part of the Amended and Restated Employment and Consulting Agreement, dated October 17, 1995, by and between U.S. Home Corporation (the "Company"), and Robert J. Strudler (the "Executive").

                 (a) The Executive's bonus, if any, for each calendar year during the Employment Term commencing with the 1995 calendar year shall be an amount equal to:

                      (i) one-half (1/2) of one percent (1%) of the first $10,000,000 of the Company's Pre-Tax Income for such year, plus

                     (ii) three-fourths (3/4) of one percent (1%) of the next $10,000,000 of the Company's Pre-Tax Income for such year, plus

                    (iii) one percent (1%) of the Company's Pre-Tax Income for such year in excess of $20,000,000.

                 (b) In the event that the Executive's employment hereunder is terminated for any reason prior to the end of a calendar year, including the expiration of the Employment Term, his bonus for such year shall be an amount, estimated in good faith by the Board of Directors of the Company based on reasonable assumptions and projections, but without the benefit of the report referred to in paragraph (c) below, equal to the bonus otherwise determined pursuant to this Appendix A, multiplied by a fraction, the numerator of which is the number of calendar months during such year in which the Executive was employed by the Company for at least one business day, and the denominator of which is 12.

                 (c)  For purposes of this Agreement, the Company's
"Pre-Tax Income" for any year shall mean the income of the Company and its consolidated and unconsolidated subsidiaries for such year, as reported by the Company and certified by its independent certified public accountants, except that no deduction shall be made for the bonus payable pursuant to this Appendix A and Section 3(a)(ii) hereof for such year or for Federal income and State and local franchise, gross receipts, or income taxes.

                                            U.S. HOME CORPORATION

                                            By
                                              ---------------------------------
                                            Name: Isaac Heimbinder
                                                 ------------------------------
                                            Title:  President, Chief
                                                    ---------------------------
                                                    Executive Officer and
                                                    ---------------------------
                                                    Chief Operating Officer
                                                    ---------------------------

                                            EXECUTIVE:

                                            -----------------------------------
                                            Name:  Robert J. Strudler





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
                                   Appendix B


                 This Appendix B is attached to and shall form a part of the Amended and Restated Employment and Consulting Agreement, dated October 17, 1995, by and between U.S. Home Corporation (the "Company"), and Robert J. Strudler (the "Executive").

                 (a) For purposes of this Agreement, a "Change in Control Event" shall occur when a "Control Change" (as defined in paragraph (c) below) is followed within two years by a "Material Change" (as defined in paragraph
(b) below).

                 (b)  A "Material Change" shall occur if:

                      (i) the Executive's employment hereunder is terminated without Cause;

                     (ii) the Company makes any change in the Executive's functions, duties or responsibilities from the position that the Executive occupied on the date hereof or, if this Agreement has been renewed or extended, the date of the last renewal or extension, but only if such change would cause:

                           (A)  the Executive to report to anyone other than
the Board of Directors of the Company,

                           (B)  the Executive to no longer be the Chairman of
the Board of Directors and Co-Chief Executive Officer of the Company,

                           (C)  even if the Executive maintains the positions
of Chairman of the Board of Directors and Co-Chief Executive Officer, his responsibilities to be reduced from those in effect on the date hereof or the date of the last renewal or extension of this Agreement, as applicable, or to no longer be commensurate with those of the Co-Chief Executive Officer of a company with gross annual sales of at least $800 million, or

                           (D)  the Executive's position with the Company to
become one of lesser importance or scope;

                    (iii) the Company assigns or reassigns the Executive (without his written permission) to another place of employment which is more than 10 miles from his place of employment on the date hereof or the date of the last renewal or extension of this Agreement, as applicable, and which is not the corporate headquarters of the Company; or

                     (iv) the Company reduces the Executive's Base Salary or otherwise breaches the terms of this Agreement.

                 (c)   A "Control Change" shall occur if:

                       (i) a report on Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") disclosing that any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), is the beneficial owner, directly or indirectly, of 15 percent or more of the combined voting power of the then-outstanding securities of the Company;

                      (ii) any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), shall purchase securities pursuant to a tender offer or exchange offer to acquire any common stock of the Company (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15 percent or more of the combined voting power of the then-outstanding securities of the Company (as determined under paragraph
(d) of Rule 13d-3 under the Exchange Act, in the case of rights to acquire common stock);

                    (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company (1) in which the Company is not the continuing or surviving corporation, (2) pursuant to which shares of common stock of the Company would be converted into cash, securities or other property, or (3) with a corporation which prior to such consolidation or merger owned 15 percent or more of the cumulative voting power of the then-outstanding securities of the Company, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

                     (iv) there shall have been a change in a majority of the members of the Board of Directors of the Company within a 12-month period, unless the election or nomination for election by the Company's stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.

                 (d) Notwithstanding the foregoing, the issuance by the Company of shares of Common Stock of the Company, $.01 par value per share, convertible preferred stock of the Company, $.10 par value per share, and Class B Warrants aggregating 15% or more of the combined voting power of the Company to any one beneficial owner (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) who is a holder of claims or interests pursuant to the First Amended Consolidated Plan of Reorganization of the Company and certain of its affiliates, as modified, filed with the United States Bankruptcy Court for the Southern District of New York (the "USH Plan") in exchange for such claims or interests shall not be deemed to constitute a Control Change unless such person subsequently increases its percentage beneficial ownership above the percentage amount received pursuant to the USH Plan. Shares of common stock, preferred stock and Class B Warrants acquired pursuant to the USH Plan by creditors or stockholders for their claims or interests, though less than 15% of the combined voting power of the Company, shall be included in determining whether a person through acquisition of additional shares, whether through purchase, exchange or otherwise, on or after the Effective Date has subsequently become the beneficial owner of 15% or more of the combined voting power of the Company, which shall, in such event, constitute a Control Change.


                                         U.S. HOME CORPORATION


                                         By
                                           -----------------------------------

                                              Name: Isaac Heimbinder
                                                    --------------------------

                                              Title:  President, Co-Chief
                                                      ------------------------
                                                      Executive Officer and
                                                      ------------------------
                                                      Chief Operating Officer
                                                      ------------------------


                                         EXECUTIVE:


                                         --------------------------------------
                                         Name:  Robert J. Strudler